Exhibit 99.1

Optimer Pharmaceuticals, Inc. Prices Public Offering of Common Stock

San Diego, CA — February 11, 2011 — Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR) today announced the pricing of a previously announced underwritten public offering of 6,000,00 shares of its common stock, offered at a price to the public of $11.25 per share. The gross proceeds to Optimer from this offering are expected to be $67.5 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Optimer.  The offering is expected to close on or about February 16, 2011, subject to customary closing conditions. Optimer has also granted the underwriters a 30-day option to purchase at the public offering price up to an additional 900,000 shares of its common stock to cover overallotments, if any.

Jefferies & Company, Inc. is acting as the sole book-running manager for the offering. Baird, Canaccord Genuity Inc., JMP Securities, Needham & Company, LLC, and ThinkEquity LLC are acting as co-managers for the offering.

Optimer anticipates using the net proceeds from the offering to prepare for the potential commercial launch of fidaxomicin in the United States, if approved, as well as for research and development activities, potential in-licenses or acquisitions, working capital and other general corporate purposes.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission (SEC) and is effective. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340 and at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Optimer Pharmaceuticals

Optimer Pharmaceuticals, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative hospital specialty products to treat serious infections and address unmet medical needs.

Forward-looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation all statements related to the completion and timing of the public offering and Optimer’s anticipated use of the net proceeds therefrom as well as the potential commercial launch of fidaxomicin. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to market conditions and the satisfaction of customary closing conditions, and other risks detailed in Optimer’s filings with the SEC.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Optimer undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Contacts

Optimer Pharmaceuticals, Inc.

Christina Donaghy, Corporate Communications Manager

John D. Prunty, Chief Financial Officer

858-909-0736

Canale Communications, Inc.

Jason I. Spark, Senior Vice President

619-849-6005